SARBANES-OXLEY ACT SECTION 302 CERTIFICATIONS

I, John H. Grady, certify that:

1.	I have reviewed this report on Form N-CSR of Gartmore Variable Insurance Trust (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4.	The registrants other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940, as amended) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940, as amended) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including the registrant’s consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within ninety (90) days prior to the filing date of this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during second quarter of the period covered by the report that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;

5.	The registrant’s other certifying officer(s) and I have disclosed to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

6.	On September 7, 2006, the SEC entered an administrative and cease-and-desist order against Gartmore Mutual Fund Capital Trust (“Gartmore”). The SEC order finds that Gartmore willfully violated Section 205(a) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the Order finds that, from the implementation of advisory contracts with the Gartmore GVIT U.S. Growth Leaders Fund (the “Fund”) through August 2004, investment adviser Gartmore collected performance compensation from the Fund based on the Funds average net asset value for the quarter following the performance period and that as a result Gartmore charged the Fund approximately $423,000 more in the aggregate than it would have if its fee arrangements satisfied the relevant provisions of the Advisers Act. The Order further finds that, as a result of its conduct, Gartmore willfully violated Section 205(a) of the Advisers Act, which prohibits an investment adviser from entering into or performing an advisory contract with a registered investment company that provides for performance-based compensation unless, pursuant to Section 205(b) of the Advisers Act, the contract provides for performance-based compensation based on the asset value of the fund averaged over a specified period and increasing and decreasing proportionately with the investment performance of the fund over a specified period in relation to the investment record of an appropriate index of securities prices. The Order also acknowledges that, upon notification by the Commission staff that Gartmore was charging the Fund a total fee based on a method that did not comply with Section 205 of the Advisers Act, Gartmore’s management discontinued the method and later reimbursed the Fund a total of $438,538. The Board of Trustees of the Fund approved the amount repaid. Based on these findings, the Order censured Gartmore and required that Gartmore cease and desist from committing or causing any violations and any future violations of Section 205(a).

March 6, 2007	/s/ John H. Grady
Date	John H. Grady
Principal Executive Officer

SARBANES-OXLEY ACT SECTION 302 CERTIFICATIONS

I, Gerald J. Holland, certify that:

1.	I have reviewed this report on Form N-CSR of Gartmore Variable Insurance Trust (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4.	The registrants other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940, as amended) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940, as amended) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including the registrant’s consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within ninety (90) days prior to the filing date of this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;

5.	The registrant’s other certifying officer(s) and I have disclosed to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

6.	On September 7, 2006, the SEC entered an administrative and cease-and-desist order against Gartmore Mutual Fund Capital Trust (“Gartmore”). The SEC order finds that Gartmore willfully violated Section 205(a) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the Order finds that, from the implementation of advisory contracts with the Gartmore GVIT U.S. Growth Leaders Fund (the “Fund”) through August 2004, investment adviser Gartmore collected performance compensation from the Fund based on the Funds average net asset value for the quarter following the performance period and that as a result Gartmore charged the Fund approximately $423,000 more in the aggregate than it would have if its fee arrangements satisfied the relevant provisions of the Advisers Act. The Order further finds that, as a result of its conduct, Gartmore willfully violated Section 205(a) of the Advisers Act, which prohibits an investment adviser from entering into or performing an advisory contract with a registered investment company that provides for performance-based compensation unless, pursuant to Section 205(b) of the Advisers Act, the contract provides for performance-based compensation based on the asset value of the fund averaged over a specified period and increasing and decreasing proportionately with the investment performance of the fund over a specified period in relation to the investment record of an appropriate index of securities prices. The Order also acknowledges that, upon notification by the Commission staff that Gartmore was charging the Fund a total fee based on a method that did not comply with Section 205 of the Advisers Act, Gartmore’s management discontinued the method and later reimbursed the Fund a total of $438,538. The Board of Trustees of the Fund approved the amount repaid. Based on these findings, the Order censured Gartmore and required that Gartmore cease and desist from committing or causing any violations and any future violations of Section 205(a).

March 6, 2007	/s/ GERALD J. HOLLAND
Date	Gerald J. Holland
Principal Financial Officer

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